UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 24, 2011

DRIL-QUIP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13439	74-2162088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13550 Hempstead Highway Houston, Texas		77040
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 939-7711

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 26, 2011, Dril-Quip, Inc. (the “Company”) announced that, effective July 18, 2011, Blake T. DeBerry will assume the position of Senior Vice President—Sales and Engineering and James A. Gariepy will assume the position of Senior Vice President—Manufacturing, Project Management and Service.

Mr. DeBerry, 51, has been an employee of the Company since 1988. During that time, Mr. DeBerry has held a number of management and engineering positions in the Company’s domestic and international offices, including Houston, Texas, Aberdeen, Scotland and, most recently, Singapore. Since August 2005, Mr. DeBerry has served as General Manager of the Company’s Asia-Pacific region (including the Pacific Rim, Southeast Asia, Australia, India and the Middle East) headquartered in Singapore. In addition, he was named as Vice President—Dril-Quip Asia-Pacific in March 2007. Mr. DeBerry holds a bachelor of science degree in mechanical engineering from Texas Tech University.

Mr. Gariepy, 54, has been an employee of the Company since 2004. Since July 2005, Mr. Gariepy has served as General Manager of the Company’s Eastern Hemisphere region (including Europe and Africa) headquartered in Aberdeen, Scotland. In addition, he was named as Vice President—Dril-Quip Europe in March 2007. From 2004 until July 2005, Mr. Gariepy served as a Product Development Manager in the Company’s Houston office. Mr. Gariepy holds a bachelor of science in mechanical engineering from Lawrence Technological University and an MBA from the University of St. Thomas.

In connection with these appointments, Mr. DeBerry and Mr. Gariepy will relocate to the Company’s Houston headquarters and will report directly to Mr. J. Mike Walker, the Company’s Chief Executive Officer.

Mr. DeBerry and Mr. Gariepy will each receive an annual base salary of $350,000. Each will be eligible to receive an annual cash incentive award to be determined each year by the Company’s Chief Executive Officer in his discretion, subject to the approval of the Company’s Nominating, Governance and Compensation Committee (the “Committee”). The annual cash incentive award can range from 0% of each individual’s base salary to an amount deemed appropriate by the Company’s Chief Executive Officer, and is based in part on the satisfactory completion of personal and financial objectives during the previous fiscal year.

Mr. DeBerry and Mr. Gariepy are also eligible to receive grants of options to purchase common stock under the Company’s 2004 Incentive Plan. The Committee will approve any stock option or other awards for Mr. DeBerry and Mr. Gariepy based on proposals by the Company’s Chief Executive Officer.

Mr. DeBerry and Mr. Gariepy will receive standard benefits, such as medical, life and disability insurance, and may participate in the Company’s 401(k) Plan. Mr. DeBerry and Mr. Gariepy may also receive perquisites and other personal benefits that are consistent with the Company’s overall compensation program.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release issued May 26, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRIL-QUIP, INC.

By:	/s/ Jerry M. Brooks
Jerry M. Brooks
Vice President of Finance and Chief Financial Officer

Date: May 26, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued May 26, 2011.

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